___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

EQUUS TOTAL RETURN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00098	76-0345915
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

Eight Greenway Plaza, Suite 930, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2012, Equus Total Return, Inc. (“Equus” or the “Fund”) entered into a material definitive agreement with Warren American Oil Company, LLC (“WAOC”) to acquire certain oil and gas working interests held by WAOC for a purchase price of approximately $6.6 million. The assets acquired include working interests in 150 producing and non-producing oil and gas wells, including associated development rights, in respect of over 23,000 acres situated on 15 separate properties in Texas and Oklahoma. The working interests, all of which are non-operated, range from a de minimus amount to 50% of the leasehold production of these wells. Based upon third-party engineering reports and the Fund’s own due diligence, the Fund estimates that the acquired working interests in producing wells represent approximately 500,000 barrels of oil equivalents, and that an additional 400,000 barrels of oil equivalents may be obtained from these interests through additional drilling and development.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equus Total Return, Inc.

Date: January 3, 2013	By:	/s/ Kenneth I. Denos
Name: Kenneth I. Denos Title: Secretary

2